UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 15, 2003

Date of Report (Date of Earliest Event Reported)

LAIDLAW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Shuman Blvd., Suite 400
Naperville, Illinois 60563
(Address of principal executive offices, including zip code)

(630) 848-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On December 15, 2003, Laidlaw International, Inc. (the “Company”) issued a press release announcing that it had successfully negotiated with the lenders under its Credit Agreement, dated as of June 19, 2003, among the Company, certain of its subsidiaries, the lenders and issuers party thereto, Citicorp North America, Inc., as administrative agent, Credit Suisse First Boston, as syndication agent, Citigroup Global Markets Inc. and Credit Suisse First Boston as joint lead arrangers, and General Electric Capital Corporation, as co-documentation agent for the lenders and issuers, an amendment to the Credit Agreement to modify the pricing terms of the Term B loan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 15, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC

By:	/s/ Douglas A. Carty

Name:	Douglas A. Carty
Title:	Senior Vice President and Chief Financial Officer

Date: December 15, 2003

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 15, 2003